Québec

CERTIFICAT DE MODIFICATION

Loi sur les compagnies, Partie IA
(L.R.Q., chap. C-38)

J'atteste par les présentes que la compagnie

RESSOURCES X-CHEQUER INTERNATIONAL INC.

a modifié ses statuts le ***16 JUIN 2004***, en vertu de la partie IA de la Loi sur les compagnies, comme indiqué dans les statuts de modification ci-joints.

COPIE CERTIFIÉE CONFORME

Déposé au registre le 16 juin 2004
sous le matricule 1140348377

Registraire des entreprises Québec

Registraire des entreprises par intérim

N630I17X73R81JA

Québec

L'Inspecteur général
des institutions financières

Formulaire 5
STATUTS DE MODIFICATION
Loi sur les compagnies, L.R.Q., c. C-38
Partie IA

1 Dénomination sociale

RESSOURCES X-CHEQUER INTERNATIONAL INC.

2 ☐ Requête présentée en vertu de l'article 123.140 et suivants de la Loi sur les compagnies

3 Les statuts de la compagnie sont modifiés de la façon suivante :

nom de la compagnie est modifié pour être dorénavent:

RESSOURCES X-CHEQUER INTERNATIONAL INC.

4 Date d'entrée en vigueur, si différente de la date du dépôt (voir directives)

5 Dénomination sociale (ou numéro matricule) antérieure à la modification, si différente de celle mentionnée à la case 1

RESSOURCES X-CHEQUER INC.

Si l'espace est insuffisant, joindre une annexe en deux (2) exemplaires.

COPIE CERTIFIÉE CONFORME

Signature de l'administrateur autorisé

C-215 (Rév. 2001-03)

Réservé à l'administration

Québec
Déposé le

16 JUIN 2004

Le registraire
des entreprises